	SARS	Time Vested Awards	Performance Based Awards Granted	Performance Based Awards Earned	Performance Period	Full Value Awards	Adjusted Full Value	Weighted Average Outstanding	Adjusted Burn Rate	Unadjusted Burn Rate

2008	267,300	38,600	364,500	20,489	FY2005 — FY2007; amount earned determined in April 2008	59,089	385,478	12,866,000	2.99%	0.46%

2007	-	328,900	138,400	-		328,900	657,800	13,479,000	4.88%	2.44%

2006	-	238,600	356,100	-		238,600	477,200	13,382,000	3.57%	1.78%

3 Year Average	89,100	202,033	286,333	6,830		208,863	506,826	13,249,000	3.83%	1.58%